UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2013

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Mary’s, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On April 15, 2013, Trans Energy, Inc. presented at IPAA’s 19th annual Oil & Gas Investment Symposium being held at the Sheraton Times Square Hotel, located in New York, New York. Speaking on behalf of Trans Energy were Stephen P. Lucado, Chairman of the Board, and John G. Corp, President.

The presentation focused on the company’s development efforts in the Marcellus Shale, specifically in Marion, Marshall, Tyler and Wetzel counties in Northern West Virginia. The presentation covered the following topics:

*	General information about Trans Energy, Inc.

*	Discussion of drilling results

*	Production history and future drilling plans

*	Wet gas economics

*	SEC Reserves

*	Debt financing – Credit Agreement

*	Other information

A summary of the presentation made at IPAA’s 19th annual Oil & Gas Investment Symposium is included as an exhibit to this report. Persons desiring additional information may visit Trans Energy’s website at http://www.transenergyinc.com.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered “forward-looking statements,” which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Slide Presentation at IPAA’s 19th annual Oil & Gas Investment Symposium
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: April 19, 2013	By	/s/ John S. Tumis
John S. Tumis
Chief Financial Officer